Exhibit 10.11

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) effective as of May 1, 2006 by and between Aerospace/Defense, Inc., a South Carolina Corporation (hereinafter call the “Landlord”) and Force Protection Industries, Inc. and Force Protection, Inc., Nevada corporations (collectively, the “Tenant”).

RECITALS

1.             By Industrial Lease effective as of January 15, 2006 (the “Lease”), the Landlord leased unto Tenant certain premises within Building No. 1 situated in an industrial project (the “Project”) located in Ladson (Charleston County), South Carolina.  By the execution of this Amendment, the parties intend to amend the Lease according to the terms of Subsection 27K of the Lease.  Each capitalized term used and not otherwise defined or modified herein shall have the meaning ascribed thereto in the Lease.

2.             At the request of the Tenant, the Landlord has agreed to modify the term “Premises” by:

A.            Adding a total of 35,529 square feet to Paragraph 1A, Clause (i) of the Lease which square footage is comprised of and added to the definition of “Leased Area” as of the dates listed below:

(1)                                  468 square feet comprised of an area measuring approximately 13 feet times 36 feet from the east end of the mezzanine located above D-Bay in Building No. 1 as shown on Exhibit A to this Amendment — to become a portion of the Leased Area as of May 1, 2006;

(2)                                  2,301 square feet comprised of an area measuring approximately 39 feet times 59 feet at the southeast corner of C-Bay in Building No. 1 as shown on Exhibit B to this Amendment — to become a portion of the Leased Area as of May 1, 2006;

(3)                                  32,760 square feet of floor area (not including mezzanine areas) of D-Bay of Building No. 1 as follows:

(a)                                  9,360 square feet comprising an area measuring approximately 117 feet times 80 feet and shown as Area #1 on Exhibit C to this Amendment — to become a portion of the Leased Area as of May 1, 2006;

(b)                                 4,680 square feet comprising an area measuring approximately 117 feet times 40 feet and shown as Area #2 on Exhibit C to this Amendment — to become a portion of the Leased Area as of May 15, 2006;

(c)                                  4,680 square feet comprising an area measuring approximately 117 feet times 40 feet and shown as Area #3 on Exhibit C to this

Amendment — to become a portion of the Leased Area as of May 22, 2006;

(d)                                 4,680 square feet comprising an area measuring approximately 117 feet times 40 feet and shown as Area #4 on Exhibit C to this Amendment — to become a portion of the Leased Area as of May 30, 2006;

(e)                                  4,680 square feet comprising an area measuring approximately 117 feet times 40 feet and shown as Area #5 on Exhibit C to this Amendment — to become a portion of the Leased Area as of June 6, 2006; and

(f)                                    4,680 square feet comprising an area measuring approximately 117 feet times 40 feet and shown as Area #6 on Exhibit C to this Amendment — to become a portion of the Leased Area as of June 13, 2006;

For clarification, once all the additional square footage referenced in subsections (1) through (3) above have become added to and a part of the Leased Area (and therefore the “Premises”) as hereinabove provided, the total square footage of Leased Area shall total 61,709 square feet (26,180 square feet referenced in Clause (i) of Paragraph 1A of the Lease, plus 35,529 square feet referenced above).

B.            Modifying Clause (ii) of Paragraph 1A to read as follows: … (ii) the fixtures located therein, including the Paint Spray Booth shown and marked on Exhibit A as “Paint,” the Sandblast Booth shown and marked on Exhibit A as “Blast,” 100 HP compressor and 75 HP compress (the “Compressors”) and other machinery associated with the Paint Booth, Sandblast Booth and Compressors as listed on Exhibit A-1, but excluding any overhead cranes located above Bays B and C, but including the non-exclusive use (to be shared with the Landlord and other tenants and occupants of Building No. 1) of the radio controlled overhead/bridge crane located above the floor area of Bay D (the “D-Crane”).

The D-Crane shall be included within the definition of “Equipment” as that term is defined in Paragraph 1A of the Lease.

3.             In consideration for amending the Lease as referenced in Recitals 1 and 2 above, the Tenant agrees to amend Paragraph 3A (a) by increasing the Base Rent for the Leased Area as hereinafter provided.

4.             The Landlord and Tenant now wish to enter into this Amendment to amend the Lease according to the terms, provisions and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises given one to the other, the parties do hereby covenant and agree to amend and modify the Lease as follows:

1.             All the recitals set forth above in the “Recitals” clauses are hereby made an integral part of this Agreement.

2.             Paragraph 1 (the Premises), Section A, Clause (i) of the Lease is modified by adding 35,529 square feet according to Recital 2A above for a total square footage of Leased Area in Building No. 1 of 61,709 square feet.

3.             Paragraph 1 (the Premises), Section A, Clause (ii) of the Lease is modified according to Recital 2B above.

4.             For avoidance of doubt, the parties acknowledge and reaffirm Paragraph 1B of the Lease under which the Landlord makes no representations or warranty as to the condition of the Premises and the Tenant represents that Tenant has examined the physical conditions of the 35,529 square feet to be added to the Leased Area according to Paragraph 2 of this Amendment and the D-Crane and its radio-controller to be added to the Equipment according to Paragraph 3 of this Amendment and has found them satisfactory for all purposes hereof and the Tenant accepts the Leased Area and D-Crane in their present condition, “As-Is.”

5.             Paragraph 3A (a) is amended so that the entire subsection (a) shall read as follows:

(a)           For the Leased Area -

(i)                                   Beginning on the Commencement Date through March 31, 2006 - no Base Rent shall be due.

(ii)                                From April 1, 2006 through June 30, 2006, the monthly Base Rent shall be $8,181.25 per month.

(iii)                             From July 1, 2006 through the remainder of the first Lease Year, the monthly Base Rent shall be $19,284.06.

There will be no charge for Tenant’s non-exclusive use of the D-Crane and associated controller in consideration for the Tenant agreeing to strictly comply with the provisions of Paragraph 9C concerning the care and maintenance of the Equipment, which Equipment, upon the execution of this Amendment, shall include the D-Crane (along with the Booths, Compressors and associated equipment listed on Exhibit A-1 to the Lease).

6.             Paragraph 9B of the Lease (Care and Maintenance of the Leased Area) is amended by adding the following to the existing Paragraph:

It shall also be the responsibility of the Tenant, at its sole cost and expense to promptly, following the execution of this Amendment, to construct and maintain a 10-foot high chain-link fence between the boundary of the floor area leased by Tenant in C-Bay and D-Bay of Building No. 1 and the remaining portion of such Bays — for the purpose of delineating the Leased Areas in such Bays and for security purposes — to protect all machinery, equipment and other items placed therein by the Tenant and according to Paragraph 12B(ii) the parties reaffirm that the “Landlord shall not be liable for any damage to or loss of such property and chattels, regardless of the cause of such damage or loss.”

7.             This Amendment may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument.  If this Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronically “pdf” transmission, such transmission shall be deemed an executed original of this Amendment and of such signature.

8.             Except as modified by this Amendment, the Lease remains unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

AEROSPACE/DEFENSE, INC.

By:	/s/ M. Jerry Garfinkle

Its:	Assistant Secretary 5/15/06

TENANT:

FORCE PROTECTION INDUSTRIES, INC.

By:	/s/ Gordon R. McGilton

Its:	CEO 5/3/06

FORCE PROTECTION, INC.

By:	/s/ Raymond Pollard

Its:	COO 5/5/06